10.11   Employment Agreement William Jacobson

                            EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 1st day of October, 2004 by and between, Atlas Mining Company, an Idaho corporation with its principal offices at 630 W. Mullan Ave., Osburn, Idaho 83849, (the "Company"), and William T. Jacobson, whose address is 2829 Ringo Drive, Missoula, Montana 59804, (the "Executive").

                             W I T N E S E T H:

     WHEREAS, the Company desires to obtain the benefit of the services of Executive, and Executive desires to render such services, on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, the parties hereto, in consideration of the premises and mutual covenants herein contained, hereby agree as follows:

     1. Upon the execution of this Agreement, all prior employment agreements, whether written or oral, between Executive and the Company are terminated and have no further force or effect.

     2. Subject to the terms and conditions hereinafter set forth, the Company hereby employs the Executive, and the Executive hereby agrees to and enters into the employ of the Company, or of any parent, subsidiary, or affiliate of the Company as the Company shall from time to time select, for an employment term commencing as of the 1st day of October, 2004, and continuing for a period of five (5) years from such date (the "Term of Employment"). At the end of the initial Term of Employment, this Agreement shall automatically be renewed for an additional one-year periods, unless either party provides at least 120 days written notice of its decision not to renew this agreement.

     3. During the Term of Employment, the Executive shall devote such time, effort and attention to the business and affairs of the Company as President and Chief Executive Officer, as the Executive and the Board of Directors shall mutually agree. The Executive will continue as Chairman the Board and Director of the Company's Board of Directors, and will continue as prescribed by the Shareholders. He shall receive no additional compensation for serving as a Director so long as he is employed by the Company on a full-time basis in an executive position.

     4. For all services to be rendered by the Executive in any capacity during the Term of Employment, including, without limitation, services as an executive, officer, director or member of a committee of the Company or its subsidiaries, divisions, and affiliates, the Executive shall be paid compensation as follows:
     (A) (i) for the first year of the Term of Employment, a salary at the annual rate of $120,000;
          (ii) for the second year of the Term of Employment, a salary at the annual rate of $150,000;
          (iii)for the third year of the Term of Employment, a salary at the annual rate of $200,000;
          (iv) for the fourth year of the Term of Employment, a salary at the annual rate of $225,000;
          (v) for the fifth year of the Term of Employment, a salary at the annual rate of $250,000.

     (B) Such salary will be paid in regular installments in accordance with the Company's usual paying practices, but not less frequently than semi-monthly. Such payments will be subject to such deductions by the Company as the Company is from time to time required to make pursuant to law, government regulations, or order, or by agreement with or consent of Executive.

     (C) Executive shall be entitled to participate in all group life insurance, medical and hospitalization plans and pension and profit sharing plans as are presently offered by the Company or which may hereafter during the Term of Employment be offered by the Company generally to its operating executives.

     (D) Executive shall be entitled to use of an automobile to be leased by the Company with monthly lease payments not to exceed $1,000.

     (E) Executive is entitled to a bonus program based on hallmarks achieved.

     (F)  Obtain adequate funding package for Company.
               (a)  Achieve profitability through the Company's activities.
               (b) Increase market cap of Company stock to the benefit of shareholders.
               (c) Bonus payments will be no more than 40% of Executive base salary (as noted in 4.,A. above) for each hallmark. Payments may be in the form of cash or common stock as mutually agreed by the Executive and the Company.
     5. In addition to the foregoing salary, the Company hereby grants the Executive an option to purchase up to 3,500,000 shares of the Company's common stock at an option exercise price of $.18 per share during the Term of Employment as follows:
          (a) 1,500,000 shares shall vest and become exercisable commencing January 1, 2005;
          (b) 500,000 shares shall vest and become exercisable commencing on January 1, 2006;
          (c) 500,000 shares shall vest and become exercisable commencing on January 1, 2007;
          (d) 500,000 shares shall vest and become exercisable commencing on January 1, 2008;
          (e) 500,000 shares shall vest and become exercisable commencing on January 1, 2009. Any options, which are not exercised during the Term of Employment, shall terminate and be of no further force and effect at the end of the Term of Employment.
     6. The Executive shall be entitled to reimbursement by the Company for reasonable expenses actually incurred by him on its behalf in the course of his employment by the Company, upon the presentation by the Executive, from time to time, of an itemized account of such expenditures, together with said vouchers and other receipts as the Company may require.
     7. The Executive shall be entitled to vacations in accordance with the Company's prevailing policy for its operating executives.
     8. The Company will maintain a key man life insurance policy on the Executive of which the beneficiary rights will be divided equally between the Company and the Executive's estate.



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     9.   The rights of the Executive or any other person to the payment of compensation or other benefits under this Agreement shall not be assigned, transferred, anticipated, conveyed, pledged, or encumbered except by will or the laws of descent and distribution; nor shall any such right or interest be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable, or other process for payment of debts, judgments, alimony, or separate maintenance, or reached or transferred by operation of law in the event of bankruptcy, insolvency, or otherwise.
     9. In the event of the Executive's involuntary termination of employment for any reason, other than for just cause due to theft or fraud, the Executive shall be entitled to severance compensation or benefits as provided in this paragraph 9. Nothing contained herein, however, shall be construed so as to include absence or failure to perform due to illness as a basis for termination.
     (a) Subject to the provisions of paragraph 9(b) below, the Executive shall be entitled (upon such involuntary termination of employment) to immediate severance compensation equal to an amount equal to the Executive's base salary for the remaining period of the Term of Employment.
     (b) The Executive shall be entitled (upon such involuntary termination of employment), in addition to the severance compensation described in paragraph 9(a) above, to the benefits described in paragraph 9(c) below, as follows:
     (c) The Executive will be eligible to continue to participate in the following employee benefit plans (to the extent permissible therein) for a period of one and one half years from the date of such involuntary termination of employment. Cost of such participation for the Executive and eligible dependents shall be born by the Company. This relates to but does not necessarily to Medical and Dental insurance coverage.
     The Executive will have the option to continue this coverage for an additional six months (beyond the twelve months paid by the Company) by paying the full monthly premium.
     (d) The Executive shall have the right to exercise any stock warrants or options granted prior to involuntary termination.
     10. Nothing contained herein shall in any way affect or interfere with the Executive's rights or privileges under any qualified deferred compensation, retirement, pension, profit sharing, bonus, insurance, hospitalization, or other employee benefit plan, program or arrangement, now in effect or hereafter adopted, in which the Executive is entitled to share or participate as an employee of the Company.
     11. During the Term of Employment, if Executive shall, for a period of more than three (3) consecutive months or for periods aggregating more than twelve (12) weeks in any fifty-two consecutive weeks, be unable to perform the services provided for herein, as a result of illness or incapacity or a physical, mental, or other disability of any nature, the Company may, upon not less than thirty (30) days notice, terminate the Executive's employment hereunder. The Executive shall be considered unable to perform the services provided for herein if he is unable to attend to the normal duties required of him. In such event, the Company shall pay to the Executive, or to his legal representatives, base compensation as specified in paragraph 5, hereof, for a period of twelve (12) months from the date of termination. Upon completion of the termination payments provided for in this paragraph, all of the Company's obligations to pay compensation under this Agreement shall cease.

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     12.  The Company makes no representations, guaranty, warranty, or other assurance of any kind to the Executive or any other person regarding the federal, state or local tax consequences of this Agreement or any payments hereunder, and the Company does not agree to indemnify the Executive or any other person for any federal, state or local taxes of any kind with respect to payments hereunder.
     13. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Executive and his heirs, executors, administrators and legal representatives.
     14. The Company will not consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its business and/or assets to another entity, directly or indirectly, unless such other entity (hereinafter referred to as the "Successor") shall assume this Agreement and the obligations of the Company hereunder; and upon such assumption, the Executive and the Successor shall become obligated to perform the terms and conditions hereof. However, if during the first 180 days following any such consolidation or merger, the Executive determines that he does not desire to remain employed by the Successor or the Successor determines that the services of the Executive are no longer required, such consolidation or merger shall be deemed an involuntary termination of the Executive's employment, and the Executive shall be paid an amount equal to his annual base salary at the time of the consolidation or merger. This payment will be made to the Executive in a single lump sum at the time of the termination.
     15. The Executive will not, at any time during the Term of Employment, or for a period of one year after the voluntary termination of the Executive's employment, directly or indirectly disclose or furnish to any other person, firm, or corporation any information relating to the Company or its parent, subsidiaries, or affiliates with respect to technology of the Company's products, methods of obtaining business, advertising products, customers or suppliers, or any confidential or proprietary information acquired by the Executive during the course of his employment by the Company or its parent, subsidiaries, or affiliates.
     16. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter set forth herein and supersedes any prior oral and/or written agreements, understandings, negotiations, or discussions of the parties. There are no warranties, representations or agreements between the parties in connection with the subject matter hereof, except as set forth or referred to herein. No supplement, modification, waiver, or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby. Waiver of any of the provisions of this Agreement shall not constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise specifically provided.
     17. The failure of either party at any time to require performance by the other of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall the waiver by either party of the breach of any provision hereof be taken or be held to be a waiver of the provision itself.

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     18.  Any notice or other communication required or permitted to be given under or in connection with this Agreement shall be in writing, delivered in person or by public telegram, or by mailing same, certified or registered mail, postage prepaid, in an envelope addressed to the party to whom notice is to be given, at the address given at the beginning of this Agreement, and shall be effective upon receipt thereof. Each party shall be entitled to specify a different address by giving notice as aforesaid to the other party.
     19. The invalidity or unenforceability of any paragraph, term, or provision hereof shall in no way affect the validity or enforceability of the remaining paragraphs, terms, or provisions hereof. In addition, in any such event, the parties agree that it is their intention and agreement that any such paragraph, term or provision which is held or determined to be unenforceable as written shall nonetheless be in force and binding to the fullest extent permitted by law as though such paragraph, term or provision had been written in such a manner and to such an extent as to be enforceable under the circumstance. Without limiting the foregoing, with respect to any restrictive covenant contained herein, if it is determined that any such provision is excessive as to duration or scope, it is intended that it nevertheless shall be enforced for such shorter duration, or with such narrower scope, as will render it enforceable.
     20. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, transferees, successors, and assigns.
      21. This Agreement shall be governed and construed under the laws of the State of Idaho.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into as of the date and year hereinabove first set forth.


     For Atlas Mining Company:  _______________________________

     Executive: _________________________________